UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2014

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

909 Fannin, Suite 1850

Houston, Texas, 77010

(Address of principal executive offices)

(713) 659-3855

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

GeoMet, Inc., a Delaware corporation (the “Company”), held a special meeting of its stockholders (the “Special Meeting”) on Monday, May 5, 2014, at 10:00 a.m. central time in the San Jacinto Room at 2 Houston Center, located at 909 Fannin Street, Level P2, Houston, Texas, 77010.

Stockholders were asked to consider and vote upon the authorization of the sale (the “Asset Sale”) by the Company of substantially all of its assets pursuant to an Asset Purchase Agreement, dated February 13, 2014, by and among the Company, GeoMet Operating Company, Inc., and GeoMet Gathering Company, LLC, as Sellers, and ARP Mountaineer Production, LLC, as Buyer, and, for the sole purpose of Section 7.21 of the Asset Purchase Agreement, Atlas Resource Partners, L.P., as more fully described in the definitive proxy statement filed by the Company with the Securities Exchange Commission on March 27, 2014.

Under Section 271 of the General Corporation Law of the State of Delaware and the Company’s Certificate of Designation, the Asset Sale required approval by the holders of (i) at least fifty percent (50%) of the outstanding shares of the Company’s Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”) and (ii) a majority of the outstanding shares of the Company’s common stock (the “Common Stock”) including the outstanding shares of Preferred Stock on an as-converted basis voting together with the holders of Common Stock as a single class.

Holders of 40,652,317 shares of Common Stock (including 134,420 shares of restricted Common Stock) and 46,158,238 shares of Common Stock issuable upon the conversion of 6,000,571 shares of Preferred Stock at the close of business on March 26, 2014, the record date for the Special Meeting (the “Record Date”), were entitled to vote at the Special Meeting, for a total of 86,810,555 shares of Common Stock on an “as-converted” basis.

As of the Record Date, shares of Preferred Stock were convertible into Common Stock at the rate of 7.692307692 shares of Common Stock per share of Preferred Stock, eliminating fractional shares.

To establish a quorum, there must be present in person or by proxy at least (i) a majority of the issued and outstanding shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class and (ii) a majority of the issued and outstanding shares of Preferred Stock.  At the Special Meeting, there were present in person or by proxy (i) holders representing 66,619,630 shares of Common Stock and Preferred Stock (on an as-converted basis) treated as a single class, which represented approximately 76.74% of issued and outstanding Common Stock and Preferred Stock (on an as-converted basis), and (ii) holders representing 5,728,913 shares of Preferred Stock, which represented approximately 95.47% of issued and outstanding shares of Preferred Stock.  As such, a quorum was established at the Special Meeting.

The stockholders authorized the Asset Sale at the Special Meeting.  The voting results were as follows:

Holders of Preferred Stock (on an as-converted basis) voting together with the holders of Common Stock as a single class:

Votes For	Votes Against	Abstain
64,564,195	2,046,205	9,229

Holders of Preferred Stock:

Votes For	Votes Against	Abstain
5,693,453	35,453	7

SECTION 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On May 6, 2014, the Company issued a press release announcing the voting results from the Special Meeting.  The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release, a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall not be subject to liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

SECTION 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Title of Document

99.1	Press release dated May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: May 6, 2014	By:	/s/ Tony Oviedo
	Name:	Tony Oviedo
	Title:	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller

Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated May 6, 2014.